Delta and Pine Land Company
Monsanto Acquisition Q&A   4
For internal use







Since the merger has been announced, plans have been formulating on ways to get to various departments and locations. A meeting was held in Scott Wednesday the day after the announcement and a few conference calls have been held with various groups of employees. We'll continue to meet with employees by phone and in person wherever possible and as soon as we can to share information and take questions. Tom Jagodinski, D&PL president and CEO, has given a few points for employees' consideration and he's taken questions. This document provides that "view from 80,000 feet" and some of the questions and answers that have been raised.

Points to remember:

o The company will provide facts to our employees in a straightforward manner. Jag says he will tell employees as much as he knows realizing that everyone needs to have the facts available.
o The company's leadership will be glad to take questions and you can also raise questions through INSIDE THE OVAL. Requested confidentiality will be honored.
o We can not stress enough the importance of going on with business as usual. D&PL's focus on our customer is what has led us to be number one in the market. We are the leader now and will continue to be based on the actions of our employees.
o This is an acquisition in which D&PL will become the cotton seed business of Monsanto. Monsanto has indicated that D&PL will be a subsidiary and they are excited about bringing in D&PL's people and products to their business.
o The transaction has not closed, and is still subject to shareholder and regulatory approval. Until closing, it is business as usual. D&PL will continue to operate as an independent and separate entity.


The following questions have been raised during conference calls or meetings with employees this week or through emails or other direct requests for information. We are providing this for our employees so that you may better understand the announced acquisition of Delta and Pine Land Company by Monsanto. As additional questions arise, please continue to get those in to the company's leadership or Inside the Oval. We will provide answers from Jag and other officers to the individuals raising the questions as well as to fellow employees through ITO.


Why are we doing this?

         Merging with Monsanto made sense in 1998 and it makes sense today. The position that Monsanto has in multiple crops and geographies enables the company to be more stable financially, which can provide resources for greater investment and innovation. Monsanto is the leader in terms of biotechnology and D&PL is the leader in cotton genetics. Our businesses have a unique fit and while we have a depth of capacity in genetics, D&PL has been limited to what we could accomplish with technology due to budgetary constraints. There are a lot of projects with incredible potential out there, drought resistance, quality programs, etc and we simply could not afford to get into some of those on our own, and negotiating licenses for every trait is time-consuming. This will allow the company, once the deal closes, to provide growers the best of technology and genetics on accelerated timelines.

What about the deal should appeal to farmers?

         This deal is good for farmers, employees and shareholders. It is the rare instance where everyone can come out winners. Farmers will benefit from having the best quality germplasm teamed with the best quality traits. We should be able to accelerate the introduction of new technologies in the germplasm that producers find brings high yield potential and good quality characteristics.

Why do you expect that this deal will close when the 1998 merger failed to?

         We feel the deal could have closed in 1998 and that is one of the reasons behind the suit that was filed in 2000. We are confident that it will close this time. In addition, the competitive landscape is very different than it was in 1998. Among other factors, as you know, D&PL faces strong competition from a number of major players, including Stoneville, Bayer Fibermax(R), and Dow Phytogen(R), and the companies' overall share of cotton seed has decreased since then. Further, in the technology area, several companies, such as Syngenta, DuPont, Dow, and Bayer, are now actively focused on developing and commercializing competitive trait technologies.

When can we expect this deal to be finalized?

         This transaction is subject to shareholder and regulatory approval, specifically by the Antitrust Division of the Department of Justice. The shareholder vote will be held as soon as reasonably practical. We are confident about obtaining regulatory approval, however, it is too early in the process to know when exactly that will occur. Under the agreement, Monsanto is required to take certain actions, such as offering to divest Stoneville, to ensure regulatory approval. The agreement requires that the transaction close within sixth months, however that date can be extended by an additional six months (at the most) if antitrust approval has not been received.

Is it possible that another bidder enter the picture?

         D&PL's stock is for sale everyday publicly and people have known where to find us. The merger agreement includes a clear "no shop" clause so the company is prohibited from encouraging solicitation. If other players were to proactively contact D&PL, at that time the board would have a fiduciary responsibility to respond through a defined process.

If the deal fails, what happens to D&PL?

         This agreement has a sound foundation and we expect the agreement to be fulfilled. That said, there is a possibility of D&PL remaining independent. This is a clear reason to ensure the focus remains on business as usual. The strategy we have in place is a good one. We are growing the business through technology and international efforts. There is a lot of promise for us however, in looking at the risks and returns, the deal Monsanto has put on the table is our best option going forward.

What does this mean for the agreements D&PL has with VipCotTM and Optimum GATTM technologies?

         It is critical that we continue to move forward with these technologies as planned. We were an independent publicly traded company the day before the transaction was announced and we are still an independent company and will continue to be until the transaction closes. So keep doing what you have been doing. Until the closing, Monsanto is the same competitor as it was the day before the announcement. In regard to D&PL's relationships in the future, those relationships will be determined by each respective partner and Monsanto after the transaction closes.

How do we handle encounters with Monsanto personnel?

         We all need to resist any temptation to change the way we do business. If people from Monsanto contact you through the normal course of business, continue on as you would have before the deal was announced. The majority of the discussions that involve the acquisition will be among members of the management team so if you are asked for anything you wouldn't provide another competitor between now and the deal's close, check in with your manager or a VP. There are some areas that are clearly off-limits - competitive information, pricing, joint venture or technology agreements, etc.

Will there be changes in the business after the close? What will that look like?

         Monsanto wants the business and our assets - our primary assets are our people and our germplasm/varieties. While we expect to be run as a subsidiary, there will be some changes, especially with duplicative services but we, and as we understand Monsanto, want to maintain the team that has brought so much success to the business. Monsanto is committed to having a strong cotton seed business. We understand that Monsanto will be describing its vision for the combined company in the coming days.

What's the impact on D&PL's soybean business?

         We will continue running this business as usual. At this time, we do not expect any changes in the soybean business.

What are the impacts on the international business?

         Like the domestic business, the expertise of our people and the performance of our varieties have brought us success. Deltapine(R) will remain the brand and we expect the business to remain in tact. However at this point it is too early to speculate on what may or may not, happen.

What happens to D&PL's joint ventures?

         Until closing, they continue to run as is. Thereafter, what happens is up to our joint venture partners and Monsanto.

What will the benefit package look like?

         Components like this will be coming together for our employees as we near the deal's close. In the meantime, D&PL will continue to offer its slate of benefits and compensation to the company's employees.

What happens to D&PL stock in 401(k) plans or stock options?

         Up until the close of the deal, stock can be traded through normal channels, by trading stock, exercising options or reallocating 401(k) funds at the market price. All of D&PL's stock will be cashed out upon the deal's close for $42 a share, including options and investment accounts on the date of the closing.

There are rumors in the marketplace.  How should we react?

         While it is not always easy to do, we need to maintain the focus on the business and not devote time or energy to rumors. And we certainly don't want to change our behavior based on rumors. If you hear things about the deal or business which cause you concern, please contact your supervisor, a member of the leadership team or ITO about the veracity of the rumor. D&PL's officers are committed to providing the company's employees with facts and useful information. We will be straight with our people.







Deltapine is a registered trademark of Delta and Pine Land Company. VipCot is a trademark of Syngenta. Optimum GAT is a trademark of DuPont.
Fibermax is a registered trademark of Bayer. Phytogen is a registered trademark of Dow Agrosciences.



In connection with Monsanto Company's ("Monsanto") proposed acquisition of Delta and Pine Land Company ("D&PL") pursuant to the terms of an Agreement and Plan of Merger by and among D&PL, Monsanto, and a wholly-owned subsidiary of Monsanto, D&PL will file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about D&PL, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from D&PL's Investor Relations web site (www.deltaandpine.com) or by directing a request to D&PL at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.

D&PL and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from D&PL's stockholders in respect of the proposed transaction.

Information regarding D&PL's directors and executive officers is available in D&PL's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

This written communication contains forward-looking statements that involve risks and uncertainties concerning Monsanto's proposed acquisition of D&PL, D&PL's expected financial performance, as well as D&PL's strategic and operational plans. Actual events or results maydiffer materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Monsanto and D&PL to the transaction; Monsanto's ability to successfully integrate D&PL's operations and employees; and general economic conditions. In addition, please refer to the documents that Monsanto and D&PL file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by each of Monsanto and D&PL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Monsanto and D&PL are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.